UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2019

SciPlay Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38889	83-2692460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road Las Vegas, NV	89119
(Address of Principal Executive Offices)	(Zip Code)

(702) 897-7150
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2019, the Board of Directors (the “Board”) of SciPlay Corporation (the “Company”) increased the size of the Board by one director from seven to eight directors and elected Michael Marchetti as a director of the Company to fill the resulting vacancy, each effective as of July 26, 2019.

Mr. Marchetti has served as Chief Financial Officer of Age of Learning, Inc., a leading education technology innovator, creating engaging and effective learning resources for children, since 2014. Mr. Marchetti also serves on the Board and as Chairman of the Audit Committee for TechStyle Fashion Group, a global fashion and lifestyle company. Prior to Age of Learning, Inc., Mr. Marchetti was Chief Executive Officer of Buffalo Studios, LLC, the creator of the Bingo Blitz social game, until its acquisition by Caesars Interactive Entertainment, Inc. in 2012. Mr. Marchetti started his mobile and interactive career as a founding executive and Chief Financial Officer of JAMDAT Mobile Inc. in 2000, one of the first publicly traded mobile gaming companies in the U.S., until its acquisition by Electronic Arts Inc. (“Electronic Arts”) in 2006. At Electronic Arts, Mr. Marchetti held various senior executive roles between 2006 and 2011, including as Senior Vice President and Chief Operating Officer of Electronic Arts' Interactive division. Mr. Marchetti began his career on Wall Street as a corporate lawyer at Cahill Gordon & Reindel LLP and later as an investment banker at Merrill Lynch & Co., Inc.

Mr. Marchetti is eligible to participate in all compensation plans applicable to non-employee members of the Board, including annual retainers and equity-based compensation (as described in the Company’s prospectus, dated May 2, 2019, filed with the Securities and Exchange Commission on May 6, 2019). Therefore, in connection with joining the Board, Mr. Marchetti will receive the annual grant of restricted stock units with a grant date value of $144,000 received by the other non-employee directors of the Company, which will vest on the earlier of May 7, 2020 and the Company’s next annual meeting of stockholders. Mr. Marchetti will serve on the Audit Committee of the Board.

Item 7.01. Regulation FD Disclosure.

On July 31, 2019, the Company issued a press release announcing the election of Mr. Marchetti to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

99.1	Press Release of SciPlay Corporation, dated July 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2019	SCIPLAY CORPORATION

	By:	/s/ Joshua J. Wilson
		Name:	Joshua J. Wilson
		Title:	Chief Executive Officer